As filed with the Securities and Exchange Commission on July 19, 2010

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2454942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4900 S. Pennsylvania Avenue Cudahy, Wisconsin 53110
(Address of Principal Executive Offices)(Zip Code)

Roadrunner Transportation Systems, Inc.
2010 Incentive Compensation Plan

Roadrunner Transportation Systems, Inc.
Key Employee Equity Plan

Group Transportation Services Holdings, Inc.
Key Employee Equity Plan

(Full title of the plan)

Peter R. Armbruster Vice President and Chief Financial Officer 4900 S. Pennsylvania Avenue Cudahy, Wisconsin 53110 (414) 615-1500
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Bruce E. Macdonough, Esq.
Brandon Lombardi, Esq.
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona  85016
(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01	2,500,000	(1)(2)	$14.14	(3)	$35,350,000.00	$2,520.46

Common Stock, par value $0.01	1,534,855	(4)(2)	$11.40	(4)	$17,497,347.00	$1,247.56

Common Stock, par value $0.01	509,823	(5)(2)	$9.78	(5)	$4,986,068.94	$355.51

Totals	4,544,678		N/A		$57,833,415.94	$4,123.53

(1)
Represents shares of common stock, par value $0.01 (the “Common Stock”) of Roadrunner Transportation Systems, Inc. (the “Registrant”) issuable under the Roadrunner Transportation Systems, Inc. 2010 Incentive Compensation Plan (the “2010 Compensation Plan”).

(2)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of Common Stock.

(3)
The offering price per share was estimated on the basis of the average of the high and low sale prices per share of Common Stock as reported on the New York Stock Exchange on July 16, 2010 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

(4)
Represents shares of Common Stock issuable pursuant to stock options granted under the Roadrunner Transportation Systems, Inc. Key Employee Equity Plan (formerly the Roadrunner Dawes, Inc. Key Employee Equity Plan).  The offering price per share was computed in accordance with Rule 457(h) promulgated under the Securities Act and represents the weighted average exercise price per share of outstanding options to purchase 1,534,855 shares of Common Stock.

(5)
Represents shares of Common Stock issuable pursuant to stock options assumed by the Registrant in connection with the merger of a wholly owned subsidiary of the Registrant with and into Group Transportation Services Holdings, Inc., effective May 18, 2010 (the “Merger”).  Pursuant to the terms of the Merger, all options granted pursuant to the Group Transportation Services Holdings, Inc. Key Employee Equity Plan outstanding at the effective time of the Merger became options to purchase shares of Common Stock.  The offering price per share was computed in accordance with Rule 457(h) promulgated under the Securities Act and represents the weighted average exercise price per share of outstanding options to purchase 509,823 shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Roadrunner Transportation Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-152504);

(b)
The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the Commission on June 24, 2010 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(c)	Each of the Registrant’s Current Reports on Form 8-K filed with the Commission on May 20, 2010, June 4, 2010, and June 15, 2010, in each case only to the extent filed and not furnished; and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34734), filed with the Commission on May 5, 2010 and declared effective on May 12, 2010, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation and bylaws provide, in general, that it will indemnify, to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), each person who is or was a director or officer of the Registrant.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145 further provides that to the extent a director or officer has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith and that indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete.  It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the Registrant’s certificate of incorporation and bylaws.

The Registrant maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL or the provisions of the Registrant’s certificate of incorporation or bylaws.

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The Registrant has entered into indemnification agreements with its directors and executive officers to give its directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections.  The Registrant intends to enter into a similar agreement with its future directors and executive officers.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP
24	Power of Attorney (included on signature page of this Registration Statement)
99.1	Roadrunner Transportation Systems, Inc. 2010 Incentive Compensation Plan*
99.2	Roadrunner Transportation Systems, Inc. Key Employee Equity Plan (formerly the Roadrunner Dawes, Inc. Key Employee Equity Plan)
99.3	Group Transportation Services Holdings, Inc. Key Employee Equity Plan

*	Incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-152504), filed with the Commission on May 7, 2010.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

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(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cudahy,  State of Wisconsin, on July 19, 2010.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:	/s/ Peter R. Armbruster
Peter R. Armbruster, Vice President, Chief Financial Officer, Secretary, and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. DiBlasi and Peter R. Armbruster, and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Mark A. DiBlasi	President, Chief Executive Officer, and	July 19, 2010
Mark A. DiBlasi	Director (Principal Executive Officer)

/s/ Peter R. Armbruster	Vice President, Chief Financial Officer,
Peter R. Armbruster	Secretary, and Treasurer (Principal Financial and Accounting Officer)	July 19, 2010

/s/ Scott D. Rued	Chairman of the Board	July 19, 2010
Scott D. Rued

/s/ Ivor J. Evans	Director	July 19, 2010
Ivor J. Evans

/s/ James J. Forese	Director	July 19, 2010
James J. Forese

/s/ William S. Urkiel	Director	July 19, 2010
William S. Urkiel

/s/ Chad M. Utrup	Director	July 19, 2010
Chad M. Utrup

/s/ Judith A. Vijums	Vice President and Director	July 19, 2010
Judith A. Vijums

/s/ James L. Welch	Director	July 19, 2010
James L. Welch

EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP
24	Power of Attorney (included on signature page of this Registration Statement)
99.1	Roadrunner Transportation Systems, Inc. 2010 Incentive Compensation Plan*
99.2	Roadrunner Transportation Systems, Inc. Key Employee Equity Plan (formerly the Roadrunner Dawes, Inc. Key Employee Equity Plan)
99.3	Group Transportation Services Holdings, Inc. Key Employee Equity Plan

*	Incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-152504), filed with the Commission on May 7, 2010.